BRUSSELS       CINCINNATI     CLEVELAND      COLUMBUS
THOMPSON       DAYTON    NEW YORK       WASHINGTON, D.C.
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  HINE
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October 31, 2003

The James Advantage Funds
1349 Fairground Road
Beavercreek, Ohio 45385

Ladies and Gentlemen:

A legal opinion that we prepared was filed with the Trust's Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 9 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

Thompson Hine LLP

Don.Mendelsohn@ThompsonHine.com   Phone 513.352.6546   Fax

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THOMPSON HINE LLP        312 Walnut Street             www.ThompsonHine.com
ATTORNEYS AT LAW         14th Floor                    Phone 513.352.6700
                         Cincinnati, Ohio 45202-4089   Fax 513.241.4771